Exhibit 99.2 Release of Private Information

CAUTIONARY STATEMENT

THE ATTACHED INFORMATION IS CONFIDENTIAL AND PROPRIETARY INFORMATION OF BPZ RESOURCES, INC. (THE "COMPANY") THAT IS SUBJECT TO A NON-DISCLOSURE AGREEMENT (THE "NDA"). THE RECIPIENT MUST NOT FORWARD TO ANY THIRD PARTY OR DISSEMINATE BEYOND THE PARTIES TO THE NDA AND THEIR ADVISORY TEAM. IN ADDITION, THE INFORMATION HEREIN MAY BE BASED UPON DATA PROVIDED BY THE COMPANY BUT CREATED BY ADVISORS RETAINED BY POTENTIAL THIRD PARTY LENDERS. THE METHODOLOGY, ANALYSIS AND INTERPRETATION MADE BY THOSE RETAINED ADVISORS WITH RESPECT TO THE DATA IS NOT KNOWN TO THE COMPANY. THE COMPANY HAD NO INPUT IN THE CREATION OR DEVELOPMENT OF THE INFORMATION CREATED BY ADVISORS FOR POTENTIAL THIRD PARTY LENDERS, NOR DID THE COMPANY PROVIDE ANY OVERSIGHT IN ITS CREATION OR QUALITY CONTROL.

THIS INFORMATION WAS NOT PREPARED FOR, AND THE COMPANY DOES NOT VIEW SUCH INFORMATION AS MATERIAL FOR, DISCLOSURE PURPOSES WITH REGARDS TO THE U.S. SECURITIES AND EXCHANGE COMMISSION ("SEC"), AND BELIEVES IT COULD BE MISLEADING TO PROVIDE SUCH INFORMATION TO THE INVESTING PUBLIC. THIS INFORMATION WAS PROVIDED AT THE REQUEST OF ENTITIES IN CONNECTION WITH THEIR REVIEW OF OTHER, MORE RELIABLE DATA, THE MATERIAL IMPLICATIONS OF WHICH ARE REPORTED UNDER SEC DISCLOSURE REQUIREMENTS IN THE FORMAT REQUIRED, AND WHEN REQUIRED BY SEC RULES.

Illustrative 2015 SG&A Breakdown

Illustrative 2015 SG&A Breakdown

Marine Stand-by	
Other	100.0%

Social/Regulatory Affairs, net	
Personnel	40%
Travel and Training	13%
Consulting	11%
Donations	23%
Other	13%

Partner Charges	
JIB	100%

IT Infrastructure	
Personnel	6%
Consulting	4%
IT & Infrastructure	85%
Other	5%

NYSE/SEC/Audit SOX/IR	
SEC Compliance	100%
Other	0%


5%
6%
7%
9%
10%
13%
14%
14%
22%

Accounting/Finance/Tax/Planning/IR	
Personnel	75%
Travel and Training	7%
Consulting	9%
Other	8%

Management/Gov Affairs	
Personnel	81%
Travel and Training	10%
Consulting	3%
Other	6%

Operations/SCM/Commercial	
Personnel	68%
Travel and Training	4%
Consulting	3%
IT & Infrastructure	19%
Other	6%

Legal & HR	
Personnel	58%
Travel and Training	9%
Consulting	7%
Legal Fee	17%
Other	8%

Illustrative 2015 GG&E Breakdown

2015 GG&E Breakdown


Travel & Entertainment 4%
Dues & Subscriptions 3%
Other 7%
Permitting 12%
Personnel 53%
Consulting 22%

Cash Flow – 2015 Revised

2015 Cash Flow Schedule

($ in millions)	Jan-15	Feb-15	Mar-15	Apr-15	May-15	Jun-15	Jul-15	Aug-15	Sep-15	Oct-15	Nov-15	Dec-15	2015
Production													
Albacora	*28.8*	*24.5*	*29.9*	*28.2*	*26.7*	*32.5*	*31.0*	*31.3*	*29.8*	*30.2*	*28.8*	*27.8*	*349.6*
Corvina	*48.8*	*47.9*	*45.4*	*55.0*	*57.2*	*63.0*	*59.9*	*60.5*	*57.5*	*58.6*	*56.1*	*54.2*	*664.1*
Net Production (Mbbl)	***77.6***	***72.4***	***75.3***	***83.2***	***83.9***	***95.5***	***90.9***	***91.8***	***87.3***	***88.8***	***85.0***	***82.1***	***1,013.7***
Total Revenues after Royalties	$3.7	$3.4	$3.6	$3.9	$4.0	$4.5	$4.3	$4.4	$4.1	$4.2	$4.0	$3.9	$48.1
Lease Operating Expense	(2.6)	(2.8)	(2.9)	(2.9)	(2.9)	(2.9)	(3.0)	(2.6)	(2.6)	(2.6)	(2.6)	(2.6)	(32.9)
Gross Margin	**$1.1**	**$0.6**	**$0.7**	**$1.0**	**$1.1**	**$1.6**	**$1.4**	**$1.8**	**$1.6**	**$1.6**	**$1.5**	**$1.3**	**$15.2**
Marine Assets Operating Expense	(0.7)	-	(0.2)	(0.1)	-	-	-	-	-	-	-	-	(1.0)
Other Operating Costs	(0.5)	(0.3)	(0.3)	(0.3)	(0.3)	(0.3)	(0.3)	(0.3)	(0.3)	(0.3)	(0.3)	(0.3)	(3.8)
General & Administrative Expense	(1.8)	(1.8)	(1.7)	(1.7)	(1.6)	(1.6)	(1.6)	(1.5)	(1.5)	(1.5)	(1.5)	(1.6)	(19.3)
Total Other Op. & G&A Exp.	**($3.0)**	**($2.1)**	**($2.1)**	**($2.0)**	**($1.9)**	**($1.9)**	**($1.9)**	**($1.8)**	**($1.8)**	**($1.8)**	**($1.8)**	**($1.9)**	**($24.0)**
EBITDAX	**($1.9)**	**($1.5)**	**($1.5)**	**($1.0)**	**($0.8)**	**($0.3)**	**($0.5)**	**($0.0)**	**($0.3)**	**($0.2)**	**($0.3)**	**($0.6)**	**($8.8)**
Exploration Expense (GG&E)	(0.3)	(0.4)	(0.5)	(0.4)	(0.3)	(0.3)	(0.3)	(0.3)	(0.3)	(0.3)	(0.3)	(0.3)	(4.0)
EBITDA	**($2.2)**	**($1.9)**	**($1.9)**	**($1.4)**	**($1.1)**	**($0.6)**	**($0.8)**	**($0.3)**	**($0.6)**	**($0.5)**	**($0.6)**	**($0.8)**	**($12.8)**
Change in Working Capital	(2.0)	-	-	-	-	-	-	-	-	-	-	-	(2.0)
Cash Taxes	(0.8)	(1.2)	(2.3)	(1.7)	(0.3)	0.3	(0.0)	0.0	(0.0)	0.0	(0.1)	(0.1)	(6.0)
A: Operating Cash Flow	**($5.1)**	**($3.1)**	**($4.3)**	**($3.1)**	**($1.3)**	**($0.3)**	**($0.8)**	**($0.3)**	**($0.6)**	**($0.5)**	**($0.7)**	**($0.9)**	**($20.9)**
Albacora Capex	(2.1)	(3.1)	(2.3)	(4.2)	(0.8)	(0.3)	(0.3)	(0.3)	(0.3)	(0.3)	(0.3)	(0.3)	(14.7)
Corvina Capex	(3.0)	(1.9)	(4.4)	(5.5)	(1.0)	(0.8)	(0.6)	(0.6)	(0.6)	(0.6)	(0.6)	(0.6)	(20.4)
Delfin & Piedra Redonda Capex	(0.1)	(2.4)	(0.4)	(0.4)	(0.4)	(0.4)	(0.6)	(0.5)	(0.5)	(0.5)	(0.7)	(0.6)	(7.8)
Other Projects	(0.8)	(0.3)	(1.7)	(1.7)	(1.0)	(0.6)	(0.6)	(0.6)	(0.6)	(0.6)	(0.6)	(0.6)	(9.7)
Onshore Capex (Non-Z1 Block)	(0.4)	(0.2)	(0.4)	(0.3)	(0.3)	(0.2)	(0.1)	(0.1)	(0.1)	(0.1)	(0.1)	(0.1)	(2.3)
B: Total Capex	**($6.4)**	**($8.0)**	**($9.2)**	**($12.1)**	**($3.5)**	**($2.4)**	**($2.2)**	**($2.2)**	**($2.2)**	**($2.2)**	**($2.3)**	**($2.3)**	**($54.9)**
A + B: Operating Cash Flow, less Capex	**($11.4)**	**($11.1)**	**($13.5)**	**($15.2)**	**($4.8)**	**($2.6)**	**($3.1)**	**($2.5)**	**($2.8)**	**($2.7)**	**($3.0)**	**($3.2)**	**($75.8)**
Operating Partner Net Obligation	-	1.0	(7.8)	2.6	(0.8)	(0.8)	(0.8)	(0.8)	(0.8)	(0.8)	(0.8)	(0.8)	(10.2)
Other Operating & Advisory Fees	(0.3)	(0.6)	(2.3)	-	(2.1)	(1.8)	(1.8)	(1.8)	(1.8)	(1.8)	(4.6)	-	(19.1)
Ending Cash	**$50.4**	**$39.8**	**$16.3**	**$3.6**	**($4.1)**	**($9.3)**	**($15.0)**	**($20.1)**	**($25.4)**	**($30.7)**	**($39.0)**	**($42.9)**	**($42.9)**
Minimum Cash	10.0	10.0	10.0	10.0	10.0	10.0	10.0	10.0	10.0	10.0	10.0	10.0	10.0
Implied Excess Cash / (Need)	**$40.4**	**$29.8**	**$6.3**	**($6.4)**	**($14.1)**	**($19.3)**	**($25.0)**	**($30.1)**	**($35.4)**	**($40.7)**	**($49.0)**	**($52.9)**	**($52.9)**

BPZ Resources

Capital Expenditures 2015 Revised

Corvina

- Completion and tie in of the CX-15 8D well and one additional well
- Workover of two wells
- Increase of gas compressor capacity

Albacora

- Completion and tie in of the A-27D and A-22D wells
- Workover of one well
- Realization of additional compression capacity

Other Projects

- Pipeline repairs, upgrades and replacements
- Installation of additional slots at CX-15 and Albacora
- Facility updates, studies and EIA's

Exploration

- Deferral of platform installation and drilling costs related to Delfin and Piedra Redonda

Corvina	
PUD Development	9,350
Workovers	3,366
Total Corvina CX15 Drilling	**12,716**
Gas Handling CX15	4,131
Artifical Lift and Secondary Recovery	1,460
Additional Compression CX15	510
Measurement Systems improvement	408
Other Studies and Infrastructue	1,149
Total Corvina Projects and Engineering	**7,659**
Total Corvina	**20,375**
Albacora	
PUD Development	7,513
Workovers	2,958
Total Albacora Drilling	**10,471**
Additional Compressor Albacora	2,346
Albacora Oil Treatment System Update	802
Albacora Artificial Lift	255
EIA and Studies	791
Total Albacora Projects and Engineering	**4,194**
Total Albacora	**14,665**
Other Projects	
Pipelines Repairs - Overhaul Mooring	3,978
Additional Slots CX15 (12) and Albacora (9)	1,479
Infrastructure projects and Studies	1,479
Total Other Projects	**6,936**
Exploration	
Platform - Delfin	3,468
Other - Delfin	882
Platform - Piedra Redonda	3,468
Soil Survey Campaign	1,989
EIA's	816
Total Exploration	**10,623**
Onshore	
Onshore gas testing	1,190
Turbine maintenance	287
Other Onshore	842
Total Onshore	**2,318**
Total Capex	**54,918**